UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2022

ESCO TECHNOLOGIES INC.

 (Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Securities registered pursuant to section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer Succession

On September 9, 2022, Victor L. Richey, the Company’s Chairman, Chief Executive Officer and President, notified the Company’s Board of Directors that he intends to retire from the Company and resign his positions as its Chief Executive Officer and President effective December 31, 2022. Mr. Richey also informed the Board that he intends to retire from his position as Chairman of the Company’s Board of Directors at a date to be determined after a transitional phase.

On September 9, 2022, consistent with the Company’s CEO succession planning, the Company’s Board of Directors unanimously appointed Bryan H. Sayler, age 56, to the offices of Chief Executive Officer and President of the Company effective January 1, 2023. Mr. Sayler brings more than 25 years of experience at the Company across several of its core businesses. Since 2016, Mr. Sayler has been the President of the Company’s subsidiary Doble Engineering Company, and since 2017 he has also led the Company’s Utility Solutions Group of which Doble is a member. Prior to 2016, he held senior positions in ETS-Lindgren, the Company’s RF Shield and Test business, which he joined in 1995. The Board recognized that Mr. Sayler has played a key role in strategically building out the Utilities Solutions Group, including leading the Company’s entry into the renewables business, overseeing several successful acquisitions that have more than doubled the size of Doble Engineering, delivering growth, and building a strong, cohesive team.

Mr. Sayler has no family relationships with any other officer or director of the Company, and since at least the beginning of the Company’s last fiscal year Mr. Sayler has had no reportable transactions with related persons or affiliates of the Company. For at least the past five years he has not been a director of any other public company.

Mr. Sayler has agreed to the terms of an offer letter with the Company pursuant to which he will receive compensation in the form of:

•	An initial annual base salary of $715,000.

•	A fiscal 2023 cash incentive target of $715,000 under the Company’s Performance Compensation Plan (which is described in the Company’s December 15, 2021 Proxy Statement), to be measured against targets to be established for fiscal 2023 and prorated 3 months based on Doble’s financial performance and 9 months based on ESCO’s financial performance.

•	Participation in the Company’s long-term equity incentive plan for senior officers consisting of Restricted Share Unit awards (RSUs) and Performance Share Unit awards (PSUs) (which are generally described in the Company’s December 15, 2021 Proxy Statement), at the time such awards are generally made to other senior officers of the Company, with a total grant date value for fiscal 2023 of 200% of his base salary, or $1.43 million, evenly divided between RSUs and PSUs.

•	Eligibility to participate in the Company’s employee stock purchase plan, 401(k) plan, medical, disability and life insurance plans.

•	Perquisites, vacation and severance benefits comparable to those provided to the Company’s other executive officers and in amounts appropriate to his position, as well as a one-time payment for a country club initiation fee.

•	Relocation benefits under the Company’s Domestic Relocation Policy including the cost of temporary housing plus a one-time relocation payment of $150,000 (net) at the time of relocation from Massachusetts to the St. Louis area.

The Human Resources and Compensation Committee of the Board has been authorized to approve a formal employment agreement with Mr. Sayler including the terms of the offer letter and otherwise substantially in the same form as Mr. Richey’s current employment agreement.

A copy of the Company’s press release announcing Mr. Richey’s decision to retire and Mr. Sayler’s appointment is attached as Exhibit 99.1.

Increase in Size of Board of Directors and Appointment of New Director

On September 9, 2022, in view of Mr. Sayler’s appointment and election as Chief Executive Officer and President as described above, the Company’s Board of Directors, acting pursuant to Section 3.1 of its Bylaws, unanimously approved an increase in the authorized size of the Board of Directors from eight to nine members effective January 1, 2023, and elected Mr. Sayler as a director effective January 1, 2023, to fill the vacancy thereby created. Mr. Sayler was designated as a Class I Director, to serve for a term ending at the 2024 annual meeting of shareholders.

The Board also unanimously agreed that following Mr. Richey’s retirement as Chief Executive Officer and President on December 31, 2022 he would continue on the Board of Directors as Executive Chairman, until a date to be determined after a transitional phase which shall include the identification and selection of a new Chairperson.

Item 7.01	Regulation FD Disclosure

Today, September 12, 2022, the Company is issuing a press release (attached as Exhibit 99.1) announcing that Victor L. Richey, its Chief Executive Officer and President, has notified the Board of his intent to retire from the Company and resign his positions as its Chief Executive Officer and President effective December 31, 2022, and to retire from his position as Chairman of the Company’s Board of Directors at a date to be determined after a transitional phase; and announcing that the Board of Directors has appointed and elected Bryan H. Sayler to succeed Mr. Richey as Chief Executive Officer and President and to become a director of the Company effective January 1, 2023.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release issued September 12, 2022
104	Cover Page Inline Interactive Data File

Other Matters

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, unless the Company incorporates it by reference into a filing under the Securities Act of 1933 as amended or the Exchange Act.

Any references to the Company’s web site address included in this Form 8-K and the press release are intended only as inactive textual references and not as active links to its web site. Information contained on the Company’s web site does not constitute part of this Form 8-K or the press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2022

ESCO TECHNOLOGIES INC.

By:	/s/David M. Schatz
David M. Schatz
Senior Vice President, Secretary
and General Counsel